Exhibit 99




                           Bentley International, Inc.
                            Sale of Windsor Art, Inc.





August 3, 1998 Press Release



On Thursday, July 30, 1998, Bentley International, Inc. consummated the sale of its subsidiary, Windsor Art, Inc. to Interiors, Inc. on substantially the terms described in the company's press release of July 9, 1998.

For more information, please call Lloyd R. Abrams at 314-569-1659.

                           Bentley International, Inc.
                            Sale of Windsor Art, Inc.

July 9, 1998 Press Release

On July 7, 1998, Bentley International, Inc. entered into a contract with Interiors, Inc. for the sale of Bentley's Windsor Art, Inc. subsidiary, 150,000 shares of Bentley common stock and a warrant for the purchase of an additional 300,000 shares at $10 per share. The transaction was authorized by Bentley's shareholders at their annual meeting on July 2, 1998. Closing of the transaction is scheduled for August 3, 1998. Management plans to develop information services and specialty marketing businesses using the proceeds of the sale to finance the expansion of the new businesses.

The initial offer by Interiors was made public on June 1, 1998, when Bentley filed an Information Statement pursuant to Section 14(c) of the Securities Exchange Act disclosing an offer by Interiors to purchase the common stock of Windsor and make an equity investment in Bentley. Originally, Interiors had offered $2,000,000 in cash, a $2,000,000 four year note and 1,500,000 shares of Interiors Class A common stock for Windsor and $3,000,000 in cash for the Bentley common stock and the warrant. Subsequently, Interiors modified its offer to afford Interiors additional time to obtain financing.

Interiors requested and Bentley agreed to reduce the cash component of the transaction from $5,000,000 to $1,700,000. For the stock of Windsor Bentley has agreed to accept $1,700,000 in cash and two secured, subordinated promissory notes in the aggregate amount of $5,300,000. The first note in the amount of $2,000,000 is payable over four years. The second note in the amount of $3,300,000 is due on September 30, 1998. In addition, if Interiors prepays the entire balance of the $2,000,000 note on or before September 30, 1998, Interiors will receive a $500,000 discount on the principal amount of that note. For the 150,000 shares of Bentley common stock and the warrant to purchase an additional 300,000 shares for $10 per share, Bentley has agreed to accept 1,500,000 shares of Interiors Class A common stock. On July 7, 1998, Interiors stock traded for approximately $2.00 per share. If the sale is consummated, Bentley has agreed to allocate approximately $1,000,000 of the sale proceeds in the form of cash, stock and stock options to current officers and employees of Windsor.

In connection with the transaction Interiors has also agreed to enter into a consulting agreement with the current CEO of Windsor, Lloyd R. Abrams, who will resign when the sale closes, providing for aggregate consulting fees over the four year term of the agreement in the amount of $650,000 plus additional expense allowances. Interiors will also have the option by December 31, 1998, to buy back all of the Interiors common stock issued to Bentley in connection with the transaction for $1,625,000, if Interiors has repaid the $3,300,000 note, buys out the consulting agreement for $525,000 and pays off $1,000,000 in mezzanine financing which Interiors may obtain with respect to Windsor's assets if the second note is paid off by September 30, 1998.

Prior to the Annual Meeting of Shareholders on July 2, 1998, two shareholders delivered notices to Bentley objecting to the sale of Windsor. Windsor represents substantially all of Bentley's assets. In the notices the objecting Shareholders state that they own approximately 117,000 shares of Bentley. Such notices are required under Missouri law to preserve the right of the objecting shareholders to surrender their shares to Bentley and demand that Bentley pay the objecting shareholders the fair value of their shares as of the day prior to the Annual Meeting. The objecting shareholders may choose not to exercise their rights and their rights will lapse in any event if the sale of Windsor is abandoned. One of the objecting shareholders also has an indirect beneficial interest in approximately 423,000 shares of Bentley which are owned by a voting trust. Such shares were voted in favor of authorizing the sale of Windsor. Bentley believes such shares are not subject to the rights described above.

Bentley's stock on July 1, 1998, traded for approximately $1.56 per share on the OTC Bulletin Board under the symbol, "BNTL." Bentley currently has approximately 2,813,285 shares outstanding. For more information, please call Lloyd R. Abrams at 314-569-1659.

This release contains certain forward looking statements of the type described in the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, including without limitation, those with regard to the likelihood of the proposed transaction being effected as presented, and plans to move into the specialty marketing and information services businesses. The closing of the sale of Windsor Art, Inc., the results of the plans to invest in new businesses and the ability of Interiors to obtain financing are all out of Bentley's control and the value of the proceeds of the sale are subject to the incentive discounts on repayment of the notes, the possible discounted repurchase of the Interiors stock and fluctuations in the value of the non-cash consideration. Economic conditions, product and service demand, competitive pricing, timely completion of acquisitions on acceptable terms and other factors could also cause materially different results from those planned by management.

                           Bentley International, Inc.
                        Renegotiation of Subsidiary Sale

July 2, 1998 Press Release

Bentley International, Inc. is in the process of renegotiating the sale of its Windsor Art, Inc. subsidiary. The possible sale was made public on June 1, 1998, when Bentley filed an Information Statement pursuant to Section 14(c) of the Securities Exchange Act disclosing an offer by Interiors, Inc. to purchase the common stock of Bentley's subsidiary, Windsor Art, Inc. and make an equity investment in Bentley. The transaction requires shareholder approval, which will be sought at Bentley International, Inc.'s annual meeting today. Management plans to develop information services and specialty marketing businesses using the proceeds of the sale to finance the expansion of the new businesses. To afford Interiors, Inc. additional time to obtain financing to effect the purchase, Interiors has reduced the cash component of its offer from $5,000,000 to $1,700,000, and asked Bentley to accept notes in the aggregate amount of $5,300,000 compared to $2,000,000. Interiors has further proposed to make a $3,300,000 principal payment with respect to the notes by September 30, 1998, and, if the entire loan balance is repaid by September 30, 1998, that Interiors receive a $500,000 discount on the principal amount of the notes and have the option to repurchase by December 31, 1998, the 1,500,000 shares of Class A common stock of Interiors, which Bentley will acquire in connection with the transaction, for $1,625,000, approximately $1.08 per share. On June 29, 1998, Interiors stock traded for approximately $2.00 per share. The combined consideration for all of the stock of Windsor, 150,000 shares of Bentley common stock, and warrants to purchase an additional 300,000 shares of Bentley common stock at $10.00 per share remains approximately $10,000,000, subject to the incentive discounts on repayment of the notes, the possible discounted repurchase of the Interiors stock and fluctuations in the value of the non-cash consideration. In addition, certain key employees of Windsor may receive compensation packages in connection with the sale of the subsidiary. Bentley trades for approximately $1.63 per share on the OTC Bulletin Board under the symbol, "BNTL." Bentley currently has approximately 2,813,285 shares outstanding. For more information, please call me at 314-569-1659.

This press release contains certain forward looking statements of the type described in the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, including without limitation, those with regard to the likelihood of the proposed transaction being effected as presented, and plans to move into the specialty marketing and information services businesses. The closing of the sale of Windsor Art, Inc. and the results of the plans to invest in new business are beyond the ability of the company to control. Economic conditions, product and service demand, competitive pricing, timely completion of acquisitions on acceptable terms and other factors could cause materially different results from those planned by management.

                           Bentley International, Inc.
                      Sale of Windsor Art, Inc., Subsidiary

June 3, 1998 Press Release

On June 1, 1998, Bentley International, Inc. filed an Information Statement Pursuant to Section 14(c) of the Securities Exchange Act disclosing an offer by Interiors, Inc. to purchase the common stock of Bentley International, Inc.'s subsidiary, Windsor Art, Inc. and make an equity investment in Bentley. The combined consideration for all of the stock of Windsor, 150,000 shares of Bentley International, Inc. common stock, and warrants to purchase an additional 300,000 shares of Bentley International, Inc. at $10.00 per share is approximately $10,000,000.00. The consideration consists of $5,000,000.00 in cash, a $2,000,000.00 subordinated, secured note, and 1,500,000 shares of stock in Interiors, Inc. The transaction requires shareholder approval, which will be sought at Bentley International, Inc.'s annual meeting scheduled for July 2, 1998.

Interiors, Inc., through wholly owned subsidiaries, is engaged in the manufacture and distribution of decorative accessories and home furnishings. Interiors currently sells decorative accessories through its Artisan House, Vanguard Studios, Inc. and Artmaster Studios, Inc. subsidiaries. Gross Revenues of Interiors should exceed $30,000,000.00 in 1998, before the purchase of Windsor Art, Inc. Windsor manufactures and distributes framed art and mirrors.

Bentley International, Inc. will use the proceeds from the sale to invest in speciality marketing and information services businesses. Bentley International, Inc, through its newly formed subsidiary, Bentley Information Services, Inc. purchased the assets of Best Credit Bureau, Inc. in Miami, Florida on May 27, 1998. Best Credit Bureau, Inc. is in the business of providing consumer credit reports to mortgage companies and consumers in the Miami area.

Bentley International, Inc. trades for approximately $2.00 per share on the OTC Bulletin Board under the symbol "BNTL." Bentley currently has approximately 2,813,285 shares outstanding. For more information, please refer to the company's 14(c) filing or contact Lloyd Abrams at (314) 569-1659.


This press release contains certain forward looking statements of the type described in the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, those with regard to the likelihood of the proposed transaction being effected as presented, and plans to move into the information services business. The closing of the sale of Windsor Art, Inc. and the results of the plans to invest in new business are beyond the ability of the company to control. Economic conditions, product and service demand, competitive pricing, timely completion of acquisitions on acceptable terms and other factors could cause materially different results from those planned by management.